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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
Deltic Timber Corporation


We consent to incorporation by reference in the Registration Statement (No. 333-34317) on Form S-8 of Deltic Timber Corporation of our report dated February 13, 1998, relating to the consolidated balance sheets of Deltic Timber Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the December 31, 1997 annual report on Form 10-K of Deltic Timber Corporation.



KPMG PEAT MARWICK LLP
Shreveport, Louisiana
March 27, 1998






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